UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2009
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Acquisitions from EXCO
     On June 28, 2009, Encore Operating, L.P. (“Encore Operating”), a wholly owned subsidiary of Encore Acquisition Company (“EAC”), entered into a purchase and sale agreement with EXCO Resources, Inc. (together with its affiliate EXCO Operating Company, LP, “EXCO”), which provides for the acquisition by Encore Operating from EXCO of certain oil and natural gas producing properties in the Mid-Continent for $210 million in cash, subject to customary purchase price adjustments and closing conditions. The acquisition will be effective April 1, 2009 and is expected to close in August 2009.
     Also on June 28, 2009, Encore Operating entered into a separate purchase and sale agreement with EXCO, which provides for the acquisition by Encore Operating of certain oil and natural gas producing properties in East Texas for $165 million in cash, subject to customary purchase price adjustments and closing conditions. The acquisition will be effective April 1, 2009 and is expected to close in August 2009.
Sale to Encore Energy Partners Operating LLC (“OLLC”)
     Also on June 28, 2009, Encore Operating entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with Encore Energy Partners LP (“ENP”) and OLLC, a wholly owned subsidiary of ENP, which provides for the acquisition by OLLC from Encore Operating of certain oil and natural gas producing properties in the Big Horn Basin in Wyoming, the Permian Basin in West Texas and New Mexico, and the Williston Basin in Montana and North Dakota for $190 million in cash, subject to customary purchase price adjustments. The transaction is also conditioned on ENP obtaining satisfactory financing to complete the purchase. The sale will be effective April 1, 2009 and is expected to close in August 2009.
     Each of the parties to the Purchase and Sale Agreement is a direct or indirect subsidiary of EAC. As a result, certain officers of EAC serve as officers and/or directors of more than one of such entities. EAC and its affiliates, including Encore Operating, own 20,924,055 of ENP’s outstanding common units, or approximately 58 percent. EAC, through its indirect ownership of ENP’s general partner, also holds all 504,851 general partner units in ENP.
     The acquisition of the Mid-Continent properties from EXCO and the sale of properties to ENP are intended to qualify as a like-kind exchange under the Internal Revenue Code, and as such, the gain on the sale of properties to ENP is not expected to be taxable.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: June 29, 2009	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and Principal Accounting Officer